UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                                                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                                                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

On December 10, 2013, based on the recommendation of management, in consultation with our independent registered public accounting firm and our audit committee, we determined that certain costs incurred in connection with our Holbrook Basin potash project should have been expensed, rather than capitalized as development costs to comply with the U.S. Securities and Exchange Commission’s Industry Guide 7. Accordingly, the Company today is announcing that it will restate certain of its historical financial results to expense certain costs that were previously capitalized.

This restatement will not change our reported cash or business plan.

To make the adjustment, we will restate our audited annual financial statements for the years ended March 31, 2012 and 2013, as contained in our annual report on Form 10-K for the year ended March 31, 2013 and our unaudited financial statements for the quarters ended June 30, 2012 and 2013 and September 30, 2012 and 2013, as contained in its quarterly reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013.

Accordingly, investors should no longer rely on our financial statements for the years ended March 31, 2012 and 2013 and for the quarters ended June 30, 2012 and 2013, September 30, 2012 and 2013 and December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: December 13, 2013		President and Chief Executive Officer